Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

GERALD J. ALSID, derivatively on behalf of STOKE THERAPEUTICS, INC.,

Plaintiff,

  v.

EDWARD M. KAYE, SETH L. HARRISON, ARTHUR O. TZIANABOS, ADRIAN R. KRAINER, GARRY E. MENZEL, JULIE ANNE SMITH, ARTHUR A. LEVIN, JENNIFER C. BURSTEIN, and SAMUEL W. HALL,

Defendants,

  and

STOKE THERAPEUTICS, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2022-0966-LWW

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL CURRENT STOCKHOLDERS OF STOKE THERAPEUTICS, INC. (TICKER: STOK)

IF YOU HOLD COMMON STOCK OF STOKE THERAPEUTICS, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Notice is to inform you of (i) the pendency of the above-captioned action (the “Action”), which was brought in the Court of Chancery of the State of Delaware (the “Court”) by a stockholder of Stoke Therapeutics, Inc. (“Stoke” or the “Company”) asserting claims derivatively on behalf of the Company; (ii) the proposed settlement of the Action (the “Settlement”), subject to Court approval and subject to other conditions of the Settlement being satisfied, as provided for in a Stipulation and Agreement of Compromise, Settlement and Release dated August 20, 2024 (the “Stipulation”), which was filed with the Court and is publicly available for review; and (iii) your right to participate in a hearing to be held on October 28, 2024, at 11:00 a.m., before the Court at the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801 (the “Settlement Hearing”). The purposes of the Settlement Hearing are to determine whether the Court should: (i) approve the proposed Settlement as fair, reasonable and adequate; (ii) dismiss the Action with prejudice; (iii) enter an Order and Final Judgment approving the Settlement; (iv) approve a petition for an award of attorneys’ fees and expenses to Plaintiff’s counsel in the Action; (v) approve a petition for a service award to Plaintiff; and (vi) hear and determine any objections to the Settlement, Plaintiff’s counsel’s petition for attorneys’ fees and expenses, or to Plaintiff’s petition for a service award.

The Court directed that this Notice be mailed to you because Stoke’s records indicate that you are a Stockholder of Stoke. The Court has directed us to send you this Notice because you have a right to know about your options before the Court rules on the proposed Settlement. Additionally, you have the right to understand how this Action generally affects your legal rights. The issuance of this Notice is not an expression by the Court of any findings of fact or any opinion concerning the merits of any claim in the Action, and the Court has not yet decided whether to approve the Settlement.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE

CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW).

The Stipulation was entered into as of August 20, 2024, between and among Gerald J. Alsid (“Plaintiff”), individually and derivatively on behalf of Stoke; Defendants Edward M. Kaye, Seth L. Harrison, Arthur O. Tzianabos, Adrian R. Krainer, Garry E. Menzel, Julie Anne Smith, Arthur A. Levin, Jennifer C. Burstein, and Samuel W. Hall (collectively, the “Individual Defendants”); and Nominal Defendant Stoke (collectively with the Individual Defendants, “Defendants”). Plaintiff, Defendants, and Stoke are collectively referred to herein as the “Parties.”

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the Settlement, the Parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects the legal rights of the Company’s stockholders.

2. In a derivative action, one or more people and/or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3. As described more fully below, current stockholders have the right to object to the proposed Settlement, the application by Plaintiff’s counsel for an award of fees and expenses and Plaintiff’s application for a service award. They have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable Lori W. Will on October 28, 2024, at 11:00 a.m., Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801 or as may be undertaken via a remote proceeding such as Zoom or by telephone. At the Settlement Hearing, the Court will: (a) determine whether the proposed

Settlement should be approved as fair, reasonable and adequate; (b) determine whether the Court should finally approve the Stipulation and enter the Order and Final Judgment as provided in the Stipulation and dismiss the Action with prejudice, thereby extinguishing and releasing the Released Claims; (c) determine whether and in what amount an award of attorneys’ fees (including expenses) should be paid to Plaintiff’s Counsel; (d) determine whether and in what amount a service award should be paid to Plaintiff; (e) hear and determine any objections to the Settlement, Plaintiff’s Counsel’s petition for attorneys’ fees (including expenses), or Plaintiff’s petition for a service award; and (e) rule on any other matters the Court may deem appropriate.

4. The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Plaintiff’s counsel for an award of attorney’s fees and expenses and/or Plaintiff’s application for a service award, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THIS LITIGATION.

5. On October 26, 2022, Plaintiff commenced this derivative action in this Court on behalf of Stoke against the Individual Defendants–current and former members of the Company’s board of directors (the “Board”)–styled Alsid v. Kaye et. al., C.A. No. 2022-0966-LWW (the “Action”) by filing a Verified Stockholder Derivative Complaint (the “Complaint”);

6. The Complaint, which incorporated documents produced to Plaintiff resulting from a books and records demand pursuant to 8 Del. C. § 220 (the “220 Demand” and “220 Documents”), includes claims for breach of fiduciary duty, unjust enrichment, aiding and abetting breaches of fiduciary duty, and waste of corporate assets based upon allegations that during fiscal years 2019, 2020 and 2021, the Individual Defendants approved, awarded, and received excessive and improper compensation.

7. On March 13, 2023, Stoke and the Individual Defendants answered the Complaint.

8. Since the filing of the Action, the Parties have engaged in arm’s-length negotiations, through counsel, including through written correspondence, calls amongst counsel, and by way of Defendants’ production of additional documents and information to Plaintiff, to attempt to reach a settlement of the claims asserted by Plaintiff in the Action.

9. After months of negotiations, Plaintiff and Defendants reached an agreement to settle all of the claims asserted in the Action on the terms set forth in the Stipulation and detailed below.

10. In order to avoid the uncertainty of litigation, possible appeals, and further legal expenses, the Parties desire to end the Action, and to compromise and settle the Action in its entirety.

11. The Parties executed the Stipulation on August 20, 2024.

WHAT ARE THE TERMS OF THE SETTLEMENT?

12. Set forth below is a summary of the principal terms of the proposed Settlement, as agreed to by the Parties, subject to the approval of the Court. The following statements are a summary, and reference is made to the Stipulation and Exhibits thereto, which are publicly available, for a full and complete statement of the terms of the Settlement.

13. In consideration for the full settlement and release of the Released Claims (as defined below), and subject to the terms and conditions set forth in the Stipulation, Defendants shall implement within ten (10) days of entry of the Order and Final Judgment and maintain for a period of five years, the following Corporate Governance Reforms (the “Reforms”), which are fully set forth in Paragraphs 2 through 7 of the Stipulation:

a.

The Company shall adopt the Non-Employee Director Compensation Policy (the “Director Compensation Policy”) attached as Exhibit A to the Stipulation governing the compensation to be received by each non-employee director of the Company, which policy shall be approved by the Board. The Director Compensation Policy shall reflect, at a minimum, the following:

i.

Stoke’s equity award amounts per director and cash compensation amounts per position on the Board or any committee thereto will not exceed the 65th percentile of Stoke’s peer group as calculated by the Company’s outside compensation consultant. Each new director shall be entitled to receive a one-time equity award, the value of which shall be no greater than 2x the annual equity grant awarded in that year;

ii.	Initial and annual equity grants awarded to Stoke’s non-employee directors shall only be issued in terms of value and shall be calculated at the time of the grant; and

iii.

The Board or Compensation Committee will annually retain an outside compensation consultant to conduct an analysis of non-employee director compensation at peer companies and annually review the peer group. The consultant will make recommendations to the Board or Compensation Committee concerning adjustments to the peer group and the levels of compensation paid to the Company’s non-employee directors. The consultant shall assess the peer group annually and will select companies as peers which are: (a) operating in the same industry as the Company (by reference to GICS code or similar reasonable identities); and (b) similar in size to the Company based on market capitalization, revenues, or employees, as determined based on the advice of consultant and recognizing that similarity in size and industry may include a range in order to accurately capture the market for directors and officers.

iv.

Constituents of the peer group shall be limited to companies with market capitalizations 0.33-3x. If the consultant recommends removal of a peer company from the peer group for any reason, including if a peer company falls outside of the required market cap range, the peer shall be excluded from the peer group. This shall be reflected in the Director Compensation Policy.

b.	The Company shall disclose in its annual proxy statements:

i.	The constituents of the Company’s peer group;

ii.

A reasonably detailed description of the methodology for determining and approving the Company’s non-employee director compensation peer group, including financial and business metrics (such as market capitalization) used to select the peer group;

iii.	If an outside compensation consultant was retained, the identity of the compensation consultant and any formal recommendation made by the compensation consultant;

iv.	Its Director Compensation Policy (this disclosure may be made in the Company’s other public filings instead of the proxy statement as appropriate);

v.	Any compensation paid to the Company’s non-employee directors outside of its director compensation policy; and

vi.	The 65% peer group percentile cap on total compensation.

c.	The Company’s outside compensation consultant shall review and confirm the accuracy of the director compensation metrics to be reported in the Company’s annual proxy statement filings.

d.	The Board agrees to be bound and implement the Reforms detailed herein within (10) business days of final approval of the Settlement.

e.	The Company shall maintain the Reforms for a period of five (5) years.

f.

Defendants and the Company acknowledge that the 220 Demand, the Action, and Plaintiff’s efforts in connection therewith caused the Company to adopt, implement and maintain the Reforms, and that the Reforms confer substantial benefits on the Company. Defendants and the Company also acknowledge that they were aware of the 220 Demand when the Board approved the compensation that was paid to Stoke’s directors in 2022.

14. Defendants shall pay, or shall cause to be paid, the reasonable and necessary costs and expenses incurred in providing this Notice to the Public Stockholders (the “Notice Costs”).

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

15. The Settlement set forth in the Stipulation reflects the results of the Parties’ negotiations and the terms of the Stipulation, and an agreement-in-principle was reached only after arm’s-length negotiations.

16. Plaintiff and Plaintiff’s Counsel thoroughly considered the facts and law underlying the claims asserted in the Action. Plaintiff’s agreement to settle the Action is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims. However, Plaintiff and Plaintiff’s Counsel also recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action through trial and possible appeals, and took these factors into account.

17. Plaintiff believes that the Released Claims had merit when filed and continue to have merit, and Plaintiff is settling the Released Claims because Plaintiff believes that the Settlement will provide substantial value to the Company and its stockholders. Plaintiff has concluded that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, and that it is reasonable to pursue the Settlement based on the terms and procedures outlined in the Stipulation.

18. In light of the changes to Stoke’s practices and procedures for non-employee director compensation, and on the basis of information available to them, including publicly available information, Plaintiff and Plaintiff’s Counsel have determined that the proposed Settlement is fair, reasonable, adequate, and in the best interests of Stoke. The Settlement provides the needed changes to the Company’s non-employee director compensation practices and procedures without the risk that continued litigation could result in obtaining similar or lesser relief after continued extensive and expensive litigation, including trial and possible appeals, the outcome of which is inherently uncertain.

19. Defendants have denied, and continue to deny, that they have committed or threatened to commit any violations of law, breaches of duty, breaches of contract, or other wrongdoing toward the Company, Plaintiff, or anyone else concerning any of the claims, allegations, or requests for relief set forth in the complaints filed in this Action. Defendants have agreed to the Settlement solely because they consider it desirable that the claims against them in the Action be settled and dismissed with prejudice in order to, among other things, (i) avoid the substantial expense, inconvenience and distraction of continued litigation, and (ii) avoid any possibility of a finding of liability, however remote, and finally put to rest the claims asserted against the Defendants in the Action.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

20. If the Settlement is approved, the Court will enter an Order and Final Judgment approving the Settlement in accordance with the Stipulation, at which time the Action will be dismissed with prejudice on the merits. The first date by which such order is finally affirmed on appeal or is no longer subject to appeal, and the time for any petition for re-argument, appeal or review, by leave, writ of certiorari, or otherwise, has expired, constitutes “Final Approval.” Upon receipt of Final Approval, and subject to the conditions set forth in the Stipulation, the following releases will occur:

Stipulation §9(a)(b). (1) Plaintiff’s Releasees (defined below) shall fully, finally, and forever release and discharge each and all of the Defendants’ Releasees (defined below) from any and all of Plaintiff’s Released Claims (defined below); and (2) Defendants’ Releasees shall fully, finally, and forever release and discharge each and all of the Plaintiff’s Releasees from any and of Defendants’ Released Claims (defined below).

Stipulation §1(b): Defendants’ Released Claims means and includes any and all manner of claims, debts, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies alleged in or referred to in the Action, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined herein), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be asserted through the date of the Settlement Hearing (as defined below), in the Action or in any other court, tribunal, or proceeding by Defendants’ Releasees against any of Plaintiff’s Releasees that are based upon or arise out of relate in any way to, or involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that: (a) were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, the Action, or (b) which could have been asserted against any of Plaintiff’s Releasees regarding (i) the compensation paid to the directors of the Company in Fiscal Year (“FY”) 2019, FY 2020, and FY 2021; (ii) the approval or receipt of compensation to the directors of the Company in FY 2019, FY 2020, or FY 2021; (iii) any disclosures made or not made with respect to the foregoing; and (iv) any operative facts, allegations, claims, or prayer for relief made in the Action, except for claims relating to the enforcement of the Settlement.

Stipulation §1(c): Defendants’ Releasees means each of Defendants and each of their and Stoke’s respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributes, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Defendants’ counsel in this action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

Stipulation §1(e): Plaintiff’s Released Claims means and includes any and all manner of claims, debts, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined herein), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted through the date of the Settlement Hearing (as defined below), in the Action or in any other court, tribunal, or proceeding by Plaintiff, any other Stoke stockholder, individually or derivatively on behalf of Stoke, or by Stoke directly, against any of Defendants’ Releasees that are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that: (a) were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, the Action, or (b) which could have been asserted against any of Defendants’ Releasees regarding (i) the compensation paid to the directors of the Company in FY 2019, FY 2020, and FY 2021; (ii) the approval or receipt of compensation to the directors of the Company in FY 2019, FY 2020, or FY 2021; (iii) any disclosures made or not made with respect to the foregoing; and (iv) any operative facts, allegations, claims, or prayer for relief made in the Action, except for claims relating to the enforcement of the Settlement.

Stipulation §1(f): Plaintiff’s Releasees means each of (i) Plaintiff (both individually and derivatively on behalf of Stoke); (ii) Plaintiff’s Counsel; (iii) each and every Company Stockholder, and; (iv) Stoke, and each of their respective parents, subsidiaries, affiliates, controlling persons and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributes, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Plaintiff’s counsel in this action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

Stipulation §1(h): Released Claims means Plaintiff’s Released Claims and Defendants’ Released Claims.

Stipulation §1(i): Releasing Parties means Plaintiff’s Releasees and Defendants’ Releasees.

Stipulation §1(k): Unknown Claims means any Released Claim(s) that Plaintiff or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date (defined below), the Settling Parties expressly and all Releasing Persons shall be deemed to have waived the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

21. Upon entry of the Order and Final Judgment, Defendants and the Company, fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting all claims (including Unknown Claims), arising out of, or relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action against the Releasing Parties. For the avoidance of doubt, notwithstanding anything to the contrary herein, nothing in this Stipulation is intended to release, and nothing herein shall operate as a release of, any (i) rights, claims or actions that Stoke or any Defendant may have against any insurer for payment of the Settlement amount or (ii) rights, claims or actions that Stoke or any of the Defendants may have with respect to any insurance policy implicated by the Action.

22. Pending Court approval of the Stipulation, the Parties agree to stay any and all proceedings in the actions other than those incident to the Settlement. Except as necessary to pursue the Settlement and determine a fee award pending final determination of whether the Stipulation should be approved, all Parties to the Action (including Plaintiff, the Individual Defendants, and Stoke) agree not to institute, commence, prosecute, continue, or in any way participate in, whether directly or indirectly, representatively, individually, derivatively on behalf of Stoke, or in any other capacity, any action or other proceeding asserting any Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to defend this Stipulation or to otherwise respond in the event any Person objects to the Stipulation, the proposed Order and Final Judgment to be entered, and/or the Fee and Expense Amount or Service Award (both defined below).

23. “Effective Date” means the date that the Order and Final Judgment, which approves in all material respects the releases provided for in the Stipulation and dismisses the Action with prejudice, becomes Final.

HOW WILL THE ATTORNEYS BE PAID?

24. Defendants acknowledge and agree that Plaintiff’s Counsel is entitled to a fee award. Subject to the terms and conditions of the Stipulation and any Order of the Court, Stoke has agreed to pay an award of attorneys’ fees and expenses to Plaintiff’s Counsel in an amount of $415,000, subject to approval by the Court or the Delaware Supreme Court (the “Fee and Expense Amount”). Defendants agree not to contest Plaintiff’s application for the agreed Fee and Expense Amount (the “Fee and Expense Application”).

25. Plaintiff’s Counsel also intend to apply to the Court for a special award to Plaintiff for the time and expenses she expended in the prosecution of the Action of up to fifteen hundred dollars ($1,500) to be payable from the fees and expenses the Court awards to Plaintiff’s Counsel in connection with the Fee and Expense Application (the “Service Award”). Defendants and Stoke will not object to or otherwise take any position on the Service Award Application.

26. Any award to Plaintiff’s Counsel for fees and expenses and any service award to Plaintiff in connection with the Settlement shall be determined by the Court.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

27. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Lori W. Will on October 28, 2024, at 11:00 a.m., Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, or as may be undertaken via a remote proceeding such as Zoom or by telephone. Any current stockholder who objects to the Settlement, Plaintiff’s Fee and Expense Application, or Plaintiff’s Service Award, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon, or the allowance of fees and expenses to Plaintiff’s Counsel, or otherwise be heard with respect to the matters considered at the Settlement Hearing unless, no later than twenty (20) calendar days before the Settlement Hearing, such person files with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, the following: (a) proof of ownership of the Company’s stock as of the Notice Record Date and continuously to the present; (b) a written and signed notice of the Objector’s intention to appear, which states the name, address and telephone number of the Objector and, if represented, his, her, or its counsel; (c) a detailed statement of the objections to any matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider. Any such filings with the Court must also be served upon each of the following counsel (by e-service, hand, or overnight mail) such that they are received no later than twenty (20) calendar days prior to the Settlement Hearing:

Seth D. Rigrodsky

Gina M. Serra

Herbert Mondros

RIGRODSKY LAW, P.A.

1007 North Orange Street, Suite 453

Wilmington, DE 19801

(302) 295-5310

sdr@rl-legal.com

hwm@rl-legal.com

gma@rl-legal.com

Counsel for Plaintiff

Susan W. Waesco (#4476)

Kirk C. Andersen (#7156)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 N. Market Street, 16th Floor

Wilmington, DE 19801

swaesco@morrisnichols.com

kandersen@morrisnichols.com

Counsel for Defendants

28. Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Settlement and the application for attorneys’ fees (including expenses) and an incentive award to Plaintiff in the Action or any other proceeding, and will otherwise be bound by the Order and Final Judgment to be entered and the releases to be given. Stoke Stockholders do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

29. This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center (formerly New Castle County Courthouse), 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. The Stipulation and its supporting exhibits can also be found on Stoke’s website at https://investor.stoketherapeutics.com/settlement-information. If you have questions regarding the Settlement, you may write or call Plaintiff’s Counsel: Seth D. Rigrodsky, Gina M. Serra, Herbert Mondros, RIGRODSKY LAW, P.A., 1007 North Orange Street, Suite 453, Suite 210, Wilmington, DE 19801, (302) 295-5310.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE

Dated: August 27, 2024	BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE